UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2003

EDGETECH SERVICES INC.

(formerly Secure Enterprise Solutions Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

Suite 615, 18 Wynford Drive

Toronto, Ontario

M3C 3S2

(Address of principal executive offices, including zip code)

(416) 441-4046

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 7 and 8 are not applicable and are omitted from this report.

Item 5 - Other Events and Regulation FD Disclosure

Effective February 21, 2003, Mr. Sudhir Khanna has resigned his positions of director and Vice-President of Information Technology.  Mr. Khanna has left the Registrant to pursue other business interests which require a full time commitment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

February 27, 2003

Edgetech Services Inc.

Per:      /s/ Tae Ho Kim

Tae Ho Kim, C.E.O. and Director